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                                                                  Exhibit (a)(2)

                            FORM OF ACCEPTANCE LETTER

                                    EXHIBIT 1

                                      N2H2

                                ACCEPTANCE LETTER
                              PURSUANT TO THE OFFER
                               TO EXCHANGE OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
                          UNDER N2H2, INC. 1997, 1999,
               1999/2000 TRANSITION AND/OR 2000 STOCK OPTION PLANS
                    ON OR BEFORE MAY 29, 2001 FOR NEW OPTIONS

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                       11:59 P.M., PACIFIC STANDARD TIME,
                              ON NOVEMBER 29, 2001,
                          UNLESS THE OFFER IS EXTENDED

To:     N2H2, INC.
        Stock Option Administration-
        Option Exchange Program
        c/o J. Paul Quinn
        900 Fourth Avenue, Suite 3600
        Seattle, Washington 98164
        telephone:    (206) 336-1501
        facsimile:    (206) 336-2934
        e-mail:       pquinn@n2h2.com

        Delivery of the signature page of this acceptance letter by regular external mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail or any form of interoffice mail will not constitute a valid delivery.

        Pursuant to the terms and subject to the conditions of the Offer to Exchange dated October 30, 2001 and this Acceptance Letter, I hereby tender all of my options to purchase common shares of N2H2 that were granted to me on or before May 29, 2001 under the N2H2, Inc. 1997 Stock Option Plan, 1999 Stock Option Plan, 1999/2000 Transition Stock Option Plan and/or the 2000 Stock Option Plan that are outstanding on the expiration date of the Offer.

To N2H2, Inc.:

        Upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 30, 2001 (as amended on November 20, 2001) (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Acceptance Letter (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to N2H2, Inc., a Washington corporation (the "Company"), all of my options to purchase common shares of N2H2, Inc. (the "Common Shares") that were granted to me on or before May 29, 2001 under the N2H2, Inc. 1997 Stock Option Plan, 1999 Stock Option Plan, 1999/2000 Transition Stock Option Plan and/or the 2000 Stock Option Plan (the "Tendered Options") that are outstanding on the expiration date of the Offer in exchange for "New Options." The number of New Options to be granted in
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exchange for Tendered Options that are accepted for exchange and canceled in the
Offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan (as defined below):

        (a) For eligible options granted on or before May 29, 2001, I will receive a grant of new options equal to one of the number of eligible options canceled in the offer less the total grant of options issued on October 30, 2000. I understand that only complete grants can be offered to be exchanged and that no partial grants may be exchanged.

        However, the Company will not issue any New Options exercisable for fractional shares. Instead, the Company will round down to the nearest whole number of New Options with respect to each grant of Tendered Options. Each option entitles me to purchase one N2H2 common share in accordance with the terms of the applicable Option Plan and instrument of grant.

        New Options issued in exchange for Tendered Options granted under the terms of the N2H2, Inc. 1997 Stock Option Plan (the "1997 Plan") will be subject to the terms of the 2000 Plan and to a new option instrument of grant to be issued by the Company. New Options issued in exchange for Tendered Options granted under the terms of the N2H2, Inc. 1999 Stock Option Plan (the "1999 Plan") will be subject to the terms of the 2000 Plan and to a new option instrument of grant to be issued by the Company. New Options issued in exchange for Tendered Options granted under the terms of the N2H2, Inc. 1999/2000 Transition Stock Option Plan (the "1999/2000 Transition Plan") will be subject to the terms of the 2000 Transition Plan and to a new option instrument of grant to be issued by the Company. New Options issued in exchange for Tendered Options granted under the terms of the N2H2, Inc. 2000 Stock Option Plan (the "2000 Plan") will be subject to the terms of the 2000 Plan and to a new option instrument of grant to be issued by the Company.

        Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

        I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

        I understand and acknowledge that:

            (1) I may tender all of my options granted under the Option Plans on or before May 29, 2001 and that I am not required to tender any of such options in the Offer. However, I must tender full grants of such options (no partial tender of option grants is permitted).

            (2) All Tendered Options properly tendered prior to 11:59 p.m., pacific standard time, on November 29, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are canceled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in Sections 1, 5, 6 and 8 of the Offer to Exchange.

            (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the instrument or instruments of grant to which the Tendered Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the applicable Option Plan and the terms of a new option instrument of grant to be issued by the Company, a copy of which I will receive after the New Options are granted.
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            (4) The New Options will be granted on the later of June 1, 2002 or six months and one day following the date that eligible options are canceled to eligible employees who are actively employed on that grant date. The number of New Options granted in exchange for canceled Tendered Options will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan):

        - For eligible options granted on or before May 29, 2001, I will receive a grant of New Options equal to one of the number of eligible options canceled in the offer less the total grant of options issued on October 30, 2000.

        The New Options will have (a) an exercise price (also known as the grant price or subscription price) equal to 100% of the fair market price of the Company's Common Shares on the grant date of the New Options determined under the terms of the option plans, (b) a term of ten years from the date of grant of the related Tendered Options, subject to earlier expiration upon termination of employment, death or retirement, and (c) two year vesting schedule beginning on the date of grant of the New Options.

            (5) To be entitled to the New Options after my Tendered Options have been canceled in the Offer, I must meet all of the following conditions:

        - I must be continuously and actively employed by the Company or its eligible subsidiary or on an authorized leave of absence from such employment from the date I tender my Tendered Options for exchange to the date of grant of the New Options; and

        - I must be actively employed by the Company or its eligible subsidiary on the New Option grant date or, if I am on an authorized leave of absence on the New Option grant date, I must return to such active employment before June 30, 2002; and

        -   Prior to the new option grant date, I must not have:

            - received a notice of involuntary termination from N2H2 or one of its eligible subsidiary; or

            - elected to retire or entered into an agreement with N2H2 or its eligible subsidiary to retire.

        If for any reason I do not meet all of the foregoing conditions, I will not receive any New Options or, except as described in Item (6) below, any other consideration or payment for the Tendered Options. If I am on an authorized leave of absence on the New Option grant date and I return to active employment with the Company or one of its eligible subsidiary before June 30, 2002, I will be entitled to a grant of New Options within sixty (60) days of the date I return to active employment. The exercise price (also known as the grant price or subscription price) of the New Options will be equal to 100% of the market price of one of our common shares on the date of grant of the New Options determined in accordance with the terms of the Option Plans.

            (6) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

            (7) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

            (8) If I choose not to tender all of my options that are eligible for tender under the Offer or my Tendered Options are not accepted for exchange, all such options shall remain outstanding and retain their current exercise price and vesting schedule.
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            (9) The Company has advised me to consult with my own advisors
(including my own tax advisors) as to the consequences of participating or not participating in the Offer.

            (10) I agree to all of the terms and conditions of the Offer as they appear in the Offer.

        All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

        The Offer is not being made to (nor will tenders of options be accepted from or on behalf of) eligible employees in any country in which the making or acceptance of the Offer would not be in compliance with the laws of such country, as determined by N2H2.

        I agree to all of the terms and conditions of the Offer.

        This letter must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

        I hereby tender the following option grants to purchase common shares of N2H2, Inc. that were granted to me on or before May 29, 2001 under the N2H2, Inc. 1997 Stock Option Plan, 1999 Stock Option Plan, 1999/2000 Transition Stock Option Plan and/or the 2000 Stock Option Plan that are outstanding on the expiration date of the Offer.

GRANT DATE            NUMBER OF OPTIONS
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                                 SIGNATURE OF OWNER


                                 X
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                                    (Signature of Holder of Authorized Signatory

                                    Capacity:
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                                    Date:
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                                    Print name:
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                                    Address:
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                                    Telephone No.
                                        (with area code):
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                                    Email Address:
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Acceptance Letter


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) (together with any additional documents required in connection with the Offer to Eligible Employees based in countries other than the United States) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver the instruments of grant for Tendered Options or any of the other pages of the Letter, except that, eligible employees in certain countries other the United States may be required to deliver one or more documents in addition to the signature page of the acceptance letter. Affected eligible employees will be notified separately of any additional documents that may be required in their country.

        The only acceptable methods of delivery of the signed signature page are regular external mail and facsimile, as indicated above. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your signed signature page by external mail, the Company recommends that you use registered mail with return receipt requested. Delivery by e-mail or any form of interoffice mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

        Tenders of eligible options made pursuant to the Offer may be withdrawn at any time prior to 11:59 p.m., pacific standard time, on November 29, 2001. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw your Tendered Options at any time until the extended expiration of the Offer. To withdraw Tendered Options we must receive the signature page of the withdrawal letter in the form attached to the end of the Offer document, or a facsimile thereof, signed by you while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

        The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

        2. Signatures on This Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee.

        If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

        3. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Stock Option Administration-Option Exchange Program Administrator, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

        4. Irregularities. All questions as to the number of eligible options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of eligible options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of eligible options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular eligible options, and the Company's interpretation of the terms of the Offer (including these
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instructions) will be final and binding on all parties. No tender of eligible options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice

        Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) (together with any additional documents required in connection with the Offer to Eligible Employees based in countries other than the United States) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of the signature page to this Letter by regular external mail or facsimile. Delivery by e-mail or any form of interoffice mail will not be accepted.

        5. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important United States tax information.